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Exhibit 5.5

CONSENT OF WILDEBOER DELLELCE LLP

        We hereby consent to the reference to our opinion under "Eligibility for Investment" and "Canadian Federal Income Tax Considerations" in the Registration Statement on Form F-10 of Goldcorp Inc. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933 or the rules and regulations thereunder.

/s/ WILDEBOER DELLELCE LLP
Toronto, Canada
March 21, 2006

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CONSENT OF WILDEBOER DELLELCE LLP